UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2005
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 235-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On November 7, 2005, Terayon Communication Systems, Inc. (the “Company”), announced via press release that it is reviewing the recognition of revenue for certain transactions during prior periods. The Company initiated the review after determining that certain revenues recognized in the second half of fiscal year 2004 from a customer may have been recorded in incorrect periods. The revenue matters under examination relate to the timing of revenue recognition and may result in a restatement of prior period financial statements.
          Pending completion of the accounting review, the filing of the Company’s Form 10-Q for the third quarter of fiscal year 2005 will be delayed, and this delay will extend beyond November 9, 2005, the Securities and Exchange Commission’s filing deadline for the Company’s Form 10-Q.
          The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
No.	Description
99.1	Press Release of Terayon Communication Systems, Inc., dated November 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
Date: November 7, 2005	By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	Press Release of Terayon Communication Systems, Inc., dated November 7, 2005.

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